EXHIBIT 10.1

LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is made this _4th_day of [HANDWRITTEN INTERLINEATION:] May ~~April~~, 2012 [INITIALED] (the “Effective Date”), between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called “Landlord”), and MIEKA CORPORATION, a Delaware corporation (hereinafter called “Tenant”). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.

BASIC LEASE PROVISIONS

1.
Building:  The building known as 600 Parker Square, Flower Mound, Texas 75028, and located on the land described in Exhibit B attached to the Lease (such land and building being collectively referred to as the “Building”).

2.
Project:  The Building, the other buildings, the parking facilities, other structures, improvements, and all common areas now or hereafter located on the land described in Exhibit B attached to the Lease, and known as Parker Square (collectively, the “Project”).

3.	Premises:

a.
The space outlined or cross-hatched on the floor plan of the Building as described on Exhibit A attached hereto, containing approximately 7,804 rentable square feet (the “Agreed Rentable Area of the Premises”).

b.	Premises Address: 600 Parker Square, Suite 250, Flower Mound, Texas 75028.

4.	a.	Basic Rent (See Article 2, Supplemental Lease Provisions):

Rental Period	Rate Per Square Foot of Agreed Rentable Area	Basic Annual Rent	Basic Monthly Rent
Months 1 - 6	$0.00	$0.00	$0.00
Months 7 - 18	$15.00	$117,060.00	$9,755.00
Months 19 - 30	$15.75	$122,913.00	$10,242.75
Months 31 - 42	$16.50	$128,766.00	$10,730.50
Months 43 - 54	$17.25	$134,619.00	$11,218.25
Months 55 - 66	$18.00	$140,472.00	$11,706.00
Months 67 - 78	$18.75	$146,325.00	$12,193.75

b.
Basic Rent only is abated during the first six (6) months of the Term (the “Abatement Period”), in the aggregate amount of $58,530.00 (the “Abatement”).  The Abatement is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease.  If at any time

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during the Term a default by Tenant occurs which is not cured within applicable notice and cure periods, then the Abatement shall automatically be deemed void effective as of the date of this Lease, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease (and without waiver of Landlord’s other rights and remedies for a monetary default under the Lease), the full amount of the Abatement received by Tenant plus interest at the rate of ten percent (10%) per annum (or if less, the highest rate permitted by applicable law).  The Abatement shall automatically be deemed as terminated one (1) day prior to the filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in the Lease.

c.
Each “Lease Year” shall be a twelve (12) month period commencing with the Commencement Date or any anniversary date of the Commencement Date and ending on but not including the next occurring anniversary date of the Commencement Date; provided, however, the last Lease Year shall mean the period of time from and including the anniversary date of the Commencement Date that immediately precedes the Expiration Date to and including the Expiration Date. Each “Lease Month” shall be a period of time commencing on the same numeric day as the Commencement Date and ending on (but not  including) the day in the next calendar month that is the same numeric date as the Commencement Date.

5.	Term: Six (6) years and Six (6) months (see Article 1, Supplemental Lease Provisions).

6.
Commencement Date: Upon The earlier of: (i) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; or (ii) the date of Substantial Completion (as defined in Exhibit C) of the Landlord Work (as defined in Exhibit C) and a certificate of occupancy is issued (see Article 1, Supplemental Lease Provisions).

7.	Expiration Date: The last day of the seventy-eighth (78th) full calendar month following the Commencement Date (see Article 1, Supplemental Lease Provisions).

8.	Advance Rent: $9,755.00 (see Article 3, Supplemental Lease Provisions).

9.	Security Deposit: $9,755.00 (see Article 3, Supplemental Lease Provisions).

10.	Landlord's Broker: Cushman & Wakefield of Texas, Inc.

11.	Permitted Use: General office use (see Article 4, Supplemental Lease Provisions).

12.	All payments shall be sent to Landlord in care of:

600 PARKER SQUARE HOLDINGS LP.
c/o Cushman & Wakefield of TX, Inc. as agents
Account Number:2110159547
P.O. Box 45258
San Francisco, CA 84145-0258

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or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

13.	Parking: See Section 15.17 of the Supplemental Lease Provisions.

14.	Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):

LANDLORD: 600 Parker Square Holdings Limited Partnership CWCapital Asset Management LLC 701 13th Street, N.W., Suite 1000 Washington, D.C. 20005 Attn: Marilyn Lucas	TENANT: PRIOR TO COMMENCEMENT DATE: Mieka Corporation 1660 S. Stemmons, Suite 440 Lewisville, Texas 75067

with a copy to: 600 Parker Square Holdings Limited Partnership 700 Parker Square, Suite 155 Flower Mound, Texas 75028 Attention: Property Manager	ON AND AFTER COMMENCEMENT DATE: At the Premises, with a copy to: Lawrence B. Mandala Munck Carter, LLP 12770 Coit Road, Suite 600 Dallas, Texas 75251

15.	Normal Building Hours: 7:00 a.m. – 6:00 p.m. Monday through Friday, 8:00 a.m. – 1:00 p.m. Saturday (Closed on Sunday).

16.	Renewal Option: Tenant’s option to renew the Lease for one (1) additional term of five (5) years (See Rider 1).

Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate spaces provided as an acknowledgment that they are a part of this Lease.

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TABLE OF CONTENTS
FOR
SUPPLEMENTAL LEASE PROVISIONS

LIST OF EXHIBITS AND RIDERS TO
SUPPLEMENTAL LEASE PROVISIONS.

Exhibit A	Building Floor Plan
Exhibit B	Land Legal Description
Exhibit C	Work Letter
Exhibit D	Acceptance of Premises Memorandum
Exhibit E	Parking Agreement
Exhibit F	Rules and Regulations
Rider #1	Renewal Option
Rider #2	Time Warner Contract

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SUPPLEMENTAL LEASE PROVISIONS

ARTICLE 1
TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101
Lease of Premises. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of the Basic Lease Provisions) described as the Premises in Item 3 of the Basic Lease Provisions. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor shall be considered part of the Premises.

1.102	Agreed Rentable Area. The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area" of the Premises set forth in Item 3a of the Basic Lease Provisions.

1.103
Initial Term and Commencement. The initial term of this Lease shall be the period of time specified in Item 6 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 7 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to completion of work described in the Work Letter attached hereto as Exhibit C) and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 8 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to completion of work described in the Work Letter).

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.

1.201
Delivery. Tenant hereby accepts delivery of the Premises. Tenant acknowledges that Tenant has inspected the Premises and the Common Areas (hereinafter defined) and, and hereby (i) accepts the Common Areas in “AS IS” condition, and (ii) subject to Landlord's completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes.

1.202
Completion. Landlord will perform or cause to be performed the work and/or construction of Tenant's Improvements (as defined in the Work Letter), if any, in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements, if any, by the Commencement Date. If any Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 7 of the Basic Lease Provisions for any reason whatsoever, Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date to the extent permitted under Section 3 of the Work Letter.

1.203
Acceptance of Premises Memorandum. Upon Substantial Completion (as defined in the Work Letter) of Tenant's Improvements, if any, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit E. If Tenant occupies the

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Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Commencement Date set forth in Item 7 of the Basic Lease Provisions.

SECTION 1.3 REDELIVERY OF THE PREMISES.

1.301
Obligation to Redeliver. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease pursuant to Article 13 herein, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition, together with all keys, access cards and other forms of entry devices. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, at the sole expense of Tenant: (i) remove from the Premises (unless Landlord is asserting its lien rights therein) any equipment, machinery, trade fixtures and personality installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord, (a) remove from the Premises all or any part of the improvements (other than Tenant's Improvements and other improvements approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease [such notice of Landlord’s requirement of removal upon expiration of this Lease to be provided by Landlord at the time said improvements are made]) made to the Premises by or on behalf of Tenant and (b) restore the Premises to the condition existing immediately prior to the installation of such improvements, ordinary wear and tear excepted. All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted so as not to damage the Premises or the Building or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section not removed within time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

1.302
Failure to Deliver. Notwithstanding any provision or inference to the contrary herein contained, in the event that Tenant fails to deliver to Landlord (and surrender possession of) all of the Premises upon the expiration or earlier termination of this Lease (or the applicable portion of the Premises if this Lease expires or terminates as to only a portion of the Premises) on the date of expiration or earlier termination, then Landlord may, without judicial process and without notice of any kind, immediately enter upon and take absolute possession of the Premises or applicable portion thereof, expel or remove Tenant and any other person or entity who may be occupying the Premises or applicable portion thereof, change the locks to the Premises or applicable portion thereof (in which event, Tenant shall have no right to any key for the new locks), limit elevator access to the Premises or applicable portion thereof, and take any other actions as are necessary for Landlord to take absolute possession of the Premises or applicable portion thereof. The foregoing rights are without prejudice and in addition to, and shall not in any way limit Landlord's rights under, Section 1.4 below.

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SECTION 1.4 HOLDING OVER. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1.5) times the Basic Annual Rent in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay any and all damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. If Landlord elects to cause Tenant to be ejected from the Premises through judicial process, and without in any way limiting Landlord's rights under subsection 1.302 above, Tenant agrees that Landlord will not be required to deliver Tenant more than one (1) days' notice to vacate prior to Landlord's filing of a forcible detainer suit. In addition, Tenant agrees that Landlord shall be entitled to the payment of its reasonable legal fees and administrative expenses in the event that Landlord prevails in a forcible detainer action brought by Landlord.

ARTICLE 2
RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 4 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 4 of the Basic Lease Provisions in advance, without demand; offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated.

SECTION 2.2 RENT DEFINED. Basic Annual Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without prior demand therefore and without deduction or setoff.

SECTION 2.3 LATE CHARGES. If any installment of Basic Annual Rent or any other payment of Rent under this Lease shall not be paid within five (5) days of when due, a "Late Charge" of five cents ($.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments.  In the event Tenant’s payment of Rent is postdated by the United States Postal Service prior to the expiration of such five (5) day period, the Late Charge shall not be imposed.  Each Late Charge shall be payable on demand.  Provided, however, any such Late Charge shall not be payable with respect to the first such delinquent item of Rent during each Lease Year (provided that such delinquent item of Rent is actually received by Landlord no later than five (5)

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ARTICLE 3
SECURITY DEPOSIT/ADVANCE RENT

business days after its due date), it being understood that said Late Charge shall apply to the second and any subsequent delinquent payment of Rent during each Lease Year.

Tenant will pay Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 9 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damages in case of default by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If any or all of such Security Deposit is so used by Landlord, Tenant agrees promptly following demand by Landlord to restore such Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance.  Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof.

Tenant will pay Landlord on the date this Lease is executed by Tenant the Advance Rent set forth in Item 8 of the Basic Lease Provisions as security for the performance by Tenant of all obligations imposed under this Lease which Tenant is required to perform prior to the commencement of the term and during the Abatement Period.  If Tenant shall fail to perform such obligations, Landlord shall be entitled to apply this Advance Rent, pro tanto, against any damages which it may sustain by reason of Tenant’s failure to perform such obligations, but such application shall not preclude Landlord from recovering greater damages if the same can be established.  Otherwise, if Tenant shall faithfully perform all such obligations, then the Advance Rent shall be applied, pro tanto, by Landlord against the Basic Rent first becoming due hereunder, which is Month 7 as provided in Item 4(a) of the Basic Lease Provisions.  No right or remedy available to Landlord as provided in this paragraph shall preclude or extinguish any other right or remedy to which Landlord may be entitled.

ARTICLE 4
OCCUPANCY AND USE
SECTION 4.1 USE OF PREMISES.

4.101
General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 11 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal

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regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Project; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefore by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Tenant shall keep the Premises neat and clean at all times. Tenant shall comply with, and promptly correct any violation of, each and every governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the occupancy or use thereof. Tenant shall not overload the floor of the Premises and shall limit the floor load of the Premises to sixty-five (65) pounds of live floor load per square foot of usable area of the Premises. In the event Tenant violates the floor load limitation set forth in the preceding sentence, Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees and court costs), claims and causes of action arising from or incurred by and/or asserted in connection with Tenant's failure to comply with the foregoing floor load limitation.

Notwithstanding anything to the contrary contained in this Lease, but subject to all other terms and conditions herein, Tenant shall have the right to keep a “service dog” or “service dog in training” in the Premises during business hours, so long as, prior to bringing such service dog into the Premises, Tenant provides Landlord with paperwork from the affiliated dog training organization showing Tenant’s agreement with such organization ~~in a form reasonably acceptable to Landlord~~. [INITIALED]

4.102	Hazardous and Toxic Materials.

(a)
For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials  ("ACM") and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to know laws or requirements.

(b)
Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials at or on the Premises, Building or the Project except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in

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accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Project and shall otherwise deal with all hazardous or toxic materials at the Project in a manner that will not materially and adversely affect Tenant's access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Project that affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

(c)
If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises, Building or the Project with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises, Building and Project within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.1 02(c) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

SECTION 4.2 COMPLIANCE WITH LAWS.

4.201	Tenant's Compliance Obligation.

(a)
Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting (i) Tenant's use and occupancy of the Premises, (ii) any improvements constructed within the Building by or on behalf of Tenant and (iii) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant, provided, however, Tenant's compliance obligations with respect to the Disability Acts shall be governed by paragraph (b) following and the applicable provisions of the Work Letter.

(b)
From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts.

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(c)
If any law, statute, ordinance, order, permit or regulation with which Tenant is required to comply pursuant to this Lease is violated, Tenant shall take such corrective action as is necessary to cause compliance.

(d)
Anything herein to the contrary notwithstanding, but subject to the delineation of maintenance obligations of the parties set forth in Article 6 below, it is understood and agreed that should any portion of the Premises for which Tenant has (i) legal compliance obligations under 4.201(b) or (ii) repair and maintenance responsibility under 6.2, below, require replacement during the term of this Lease, replacement shall be Tenant's responsibility in accordance with the terms of those paragraphs, unless and except where such item has a useful life (as determined by the depreciation guidelines under the Internal Revenue Service Regulations then in effect) beyond the remaining term of this Lease. If the useful life extends beyond the term of this Lease, Tenant shall only be responsible for the prorata cost of replacing such item, as determined by comparing the remaining term of the Lease to the total useful life of the item. Items governed by this section include, without limitation, the HVAC system and components, structural components of the Building, the parking areas, the roof membrane, the electrical systems and plumbing systems, but only to the extent of Tenant’s maintenance obligations pursuant to subsection 6.201(a) below.

4.202	Landlord's Compliance Obligation.

(a)
Landlord shall comply with all laws, statutes, ordinances, orders and regulations (i) relating to the Building (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.201) and (ii) noncompliance with which would adversely affect Tenant's use or occupancy of the Premises or Tenant's rights under this Lease, provided, however, Landlord's compliance obligations with the Disability Acts shall be as provided in paragraph (b) of this subsection.

(b)
From and after the Commencement Date, Landlord shall be responsible for compliance with the Disability Acts in the Common Areas; provided that Landlord shall not be obligated to Tenant to make any alterations to the Common Areas to effect such compliance.

SECTION 4.3 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Project. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are on file with the Project Manager. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

SECTION 4.4 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon 48-hour notice (emergencies excepted), to inspect the Premises, to show the Premises to prospective lenders or prospective purchasers, and to fulfill Landlord's obligations or exercise its rights (including without limitation Landlord's Reserved Right [as hereinafter defined]) under this Lease. During the last six (6) months of the Term (provided Tenant has not exercised its Renewal Option), Landlord may enter the Premises on 48 hours advance notice to show the Premises to prospective tenants. Tenant shall have

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the right to have a Tenant representative accompany Landlord or its authorized agents during any entry into the Premises.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefore.

SECTION 4.5 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Project is subject.

SECTION 4.6 PERMITS. Landlord shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant's Improvements and shall, within ten (10) days after Landlord's receipt of such certificate of occupancy, provide Tenant with a copy of same. Landlord shall pay for the cost of any such certificate of occupancy, provided that such cost will be funded from Tenant's Finish Allowance, if any, provided for in the Work Letter. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if Tenant's Improvements or any subsequent alteration or improvement made to the Premises by Tenant or Tenant's use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

ARTICLE 5
UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to Tenant, the utilities and services described in subsections 5.101 through 5.106 below, subject to all other provisions of this Lease.

5.101	Elevator Service. Landlord shall provide automatic elevator facilities for the Building.

5.102	Utilities.

(a)
Except as otherwise provided herein; Landlord shall provide, at the commencement of this Lease, the normal and customary utility connections at the point of supply in the Building for the general use of tenants in the Building. Tenant shall pay for all electric light lamps, bulbs or tubes.

(b)
Tenant shall not use electric current in excess of the capacity of the feeders or lines to the Building as of the Commencement Date or the risers or wiring installation of the Building or the Premises as of the Commencement Date.  As of the date of this Lease, the electric capacity of the Premises is approximately 3.5 watts per rentable square foot (the “Maximum Wattage”).  In the event Tenant uses more than the Maximum Wattage in the operation of its business, Landlord shall have the option, in its sole discretion, to monitor

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the use of Tenant’s electricity and/or install a separate meter for the electricity serving the Premises.  In such event, Tenant shall be required to pay any and all costs of installation of such submeter and all costs of electricity used by the Premises.

(c)
Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or any apparatus or device for the purposes of using electric current. If Tenant shall require electric current in excess of that provided in Section 5.102(b) above, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause an electric current meter to be installed so as to measure the amount of such excess electric current. The cost of installing, maintaining and reading any such meters shall be paid for by Tenant. Tenant agrees to pay as additional Rent to Landlord promptly upon demand therefore, the cost of all such excess electric current consumed (as shown by said meter, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed.

5.103	Water. Landlord shall furnish water for drinking, cleaning and lavatory purposes only at those points of supply provided for general use of tenants of the Building.

5.104
Janitorial Services. Landlord shall provide janitorial services to the Premises, comparable to that provided in other office buildings of similar size, quality and in the general vicinity of the Building, provided the Premises are used exclusively as offices and further provided Tenant complies with subsection 6.201 below.

5.105
Heat and Air Conditioning. The Premises shall be equipped with Building standard heat and air conditioning units (the “HVAC”) designed to provide one ton of heating and air conditioning per 300 square feet of usable area of the Premises. Landlord shall maintain such heat and air conditioning units as set forth in Section 6.1 below.  If Tenant desires to use the HVAC at a time other than the Normal Building Hours as set forth in Item 15 of the Basic Lease Provisions, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services (the “Overage Costs”) within thirty (30) days after Landlord has delivered to Tenant an invoice therefor, which shall have a minimum charge of two (2) hours of service regardless of Tenant’s usage.  The Overage Costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Building Hours, shall include costs for electricity, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.  As of the date of this Lease, Overage Costs are $100/hour; provided, however, the Overage Costs are subject to change at Landlord’s discretion.

5.106	Common Areas. Landlord shall perform routine maintenance in the Common Areas (hereinafter defined).

SECTION 5.2 SERVICE INTERRUPTION. Except as provided below, Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing services, nor shall any such failure or the results or effects thereof be

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construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such failure or the results or effects thereof. Provided, however, if any portion of the Premises becomes unsuitable for occupancy because Landlord fails to furnish heat and air conditioning and/or electricity for a period of two (2) consecutive business days after Landlord receives notice from Tenant of such failure, and provided that the failure to furnish the same is a result of the malfunction or breakage of the heat and air conditioning  Unit or units serving the Premises which is not caused by Tenant, Tenant's contractors or any of their respective agents or employees, Tenant shall be entitled to an abatement of Rent with respect to such portion of the Premises which is unfit for occupancy from the expiration of such two (2) consecutive business day period until such portion is again fit for occupancy.

SECTION 5.3 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall include, without limitation, approval of the plans and specifications for the installation of the lines and/or other equipment within the Building. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Section 6.303 of this Lease; (iv) Landlord determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which are reasonably satisfactory to Landlord.

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ARTICLE 6
MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4 and Article 8 below, and except for ordinary wear and tear) maintain the exterior walls, roof and load bearing elements of the Building (including the Premises) and maintain the heating and air conditioning units and all other utilities serving the Premises. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises. Tenant shall immediately deliver written notice of the need of any repair work to the heating and air conditioning units and all other utilities used by the Premises.

SECTION 6.2 TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201	Tenant's Obligation.

(a)
Subject to Sections 6.1, 7.1 and 7.4 and Article 8 of this Lease, Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floor coverings, doors, windows [except replacement of exterior plate glass], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Project caused by the negligence or willful misconduct of Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

(b)
Subject to Sections 7.1 and 7.4 and Article 8 of this Lease, Tenant shall maintain and repair all supplemental HVAC units, data and phone cabling, and any and all other installations and equipment installed in the Premises, above the acoustical ceiling tiles of the Premises or elsewhere in the Building (such equipment and installations collectively referred to as the "Tenant Service Equipment") which were installed by or on behalf of Tenant and which service only the Premises. Tenant shall notify Landlord prior to performing any repair, maintenance or replacement of the Tenant Service Equipment and the same shall be performed in accordance with the standards and conditions applicable to maintenance, repairs and replacements performed by Tenant pursuant to subpart (a) of this Section 6.201. Landlord shall have no liability for any repair, maintenance or replacement cost incurred in connection with the Tenant Service Equipment. All Tenant Service Equipment shall become property of the Landlord at the expiration or earlier termination of the Lease; provided that, if requested by Landlord, Tenant shall remove the Tenant Service Equipment on or before the Expiration Date or, if this Lease is terminated earlier, within seven (7) days after such termination. All removals shall be accomplished in accordance with the standards for removals under Section 1.301 hereof. Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including

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reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with the (i) maintenance, repair, replacement of the Tenant Service Equipment and (ii) any damage or injury arising out of or resulting from or in connection with the Tenant Service Equipment.

6.202
Rights of Landlord. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.20 1 above, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant's expense. Tenant shall pay to Landlord within ten (10) days after demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301	Landlord's Construction Obligation. Landlord's sole construction obligation under this Lease is as set forth in the Work Letter.

6.302
Alteration of Building. Landlord hereby reserves the right and shall at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Building or Project (including, without limitation, structural elements and load bearing elements within the Premises and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas of the Building or Project, all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the "Reserved Right"). Without in any way limiting the generality of the foregoing, Landlord's Reserved Right shall include, but not be limited to the right to do any of the following: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations,  Improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas (hereinafter defined), (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building; provided, however, Landlord will use commercially reasonable efforts to limit interference with Tenant’s business in the Premises, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors (hereinafter defined) or the Service Areas of the Building and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord shall use good faith reasonable efforts in the exercise of its rights hereunder not to unreasonably interfere with the access to or visibility of the Premises, or the conduct of business within. Landlord shall repair all damage to the Premises caused by its work within the same. Should Landlord act negligently

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while exercising any right or carrying out any obligation under this paragraph 6.303 and such act has a direct adverse affect upon the operations and profitability of Tenant's business, then, following the third (3rd) day of such interference, rent payable hereunder shall be abated to the extent of such adverse affect.

6.303
Alterations, Additions, Improvements and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as "Installations") if any such Installations would (i) affect any structural or load bearing portions of the Building, (ii) result in a material increase of electrical usage above the type and amount of electrical current to be provided by Landlord as detailed in Section 5.102(b), (iii) result in an increase in Tenant's usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord's ability to deliver Building services to other tenants of the Building or (viii) violate any provision in Article 4 above. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus ten percent (10%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above. Tenant shall indemnify and hold Landlord harmless from and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees and court costs), demands, claims, causes of action and liens, arising from or in connection with any Installations performed by or on behalf of Tenant, EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF LANDLORD (GROSS NEGLIGENCE EXCEPTED). All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

6.304	Approvals. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in

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connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

ARTICLE 7
INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty (180) day period.  Provided, however, that Landlord’s notice of termination shall in no event be delivered to Tenant later than sixty (60) days after the date of casualty.  In the event that the Premises (or a portion of the Building which, as damaged, causes a materially and adversely affect on Tenant’s business) should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion (Landlord to provide such opinion to Tenant within sixty (60) days of the date of casualty), within one hundred eighty (180) days after the commencement of repairs to the Premises, Tenant may, at its option terminate this Lease, in which event Basic Annual Rent shall be abated during the unexpired portion of this Lease, effective the date of casualty. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the commencement of repairs to the Building or Premises, as applicable, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises (including Tenant's Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personality or any other improvements (except Tenant's Improvements to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by the negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Basic Annual Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage

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to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT'S INSURANCE.

7.201
Types of Coverage. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.

(a)
Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Project Manager, and to afford protection to the limit of not less than $1,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of anyone (1) occurrence, with a deductible reasonably acceptable to Landlord. If the Agreed Rentable Area of the Premises is more than 30,000 square feet, then, in addition to and not in lieu of the above stated coverage, Tenant shall carry umbrella or so called excess coverage in an amount not less than $1,000,000.00 over Tenant's base coverage amount. All insurance coverage required under this subparagraph (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Additionally, each policy evidencing the insurance required under this subparagraph shall expressly insure both Tenant and, as additional named insureds, Landlord and the Project Manager, IT BEING THE INTENT THAT SUCH POLICIES AFFORD INSURANCE COVERAGE TO LANDLORD AND THE PROJECT MANAGER AGAINST CLAIMS FOR PERSONAL OR BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING UPON, IN OR ABOUT THE PREMISES AS THE RESULT OF THE NEGLIGENCE OF LANDLORD OR THE PROJECT MANAGER, whether or not required by the other provisions of this Lease.

(b)
Fire and Extended Coverage Insurance. Property insurance on an all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personality located in the Premises, including without limitation, the Tenant's Improvements and all Installations, and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

(c)
Workers Compensation and Employer's Liability Insurance. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas, together with employer's liability insurance in an amount not less than $1,000,000.00. The insurance required by this part (c) shall include provisions waiving all subrogation rights against Landlord.

7.202
Other Requirements of Insurance. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Project Manager or be canceled or amended with respect to Landlord or Project Manager without the insurance company giving

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Landlord and Project Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203
Proof of Insurance. Tenant shall deliver to Landlord within ten (10) days prior to the commencement of construction of Tenant's Improvements, duplicate originals of all policies and copies of certificates of insurance required by this Section 7.2 or duly executed originals of the evidence of such insurance (on ACORD Form 27 or a similar form) evidencing in-force coverage, stating that Landlord is an additional insured thereunder and agreeing to give Landlord at least thirty (30) days written notice prior to termination, cancellation or modification adversely affecting Landlord. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD'S INSURANCE.

7.301
Types of Coverage. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain in effect a policy or policies of insurance covering the Building (excluding the property required to be insured by Tenant) in such amounts as Landlord may from time to time determine, but in no event less than eighty percent (80%) of the full replacement cost, providing protection against loss or damage by fire, explosion or other hazards and contingencies, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and such any such deductib1es as Landlord may from time to time determine.

7.302
Self Insurance. Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any rights it may have against the other ~including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTUOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), to their respective property, the Premises, its contents or to any other portion of the Building or the Project arising from any risk (without regard to the amount of coverage or the amount of deductible) which would be covered by an all risk full replacement cost insurance policy issued on the promulgated form used in the State of Texas. The foregoing waiver shall be effective even if either or both parties fail to carry such all risk insurance. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation

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that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.  Each party shall provide evidence of said waiver of subrogation endorsement from their insurance carrier within ten (10) business days of written request therefor by the other party.

SECTION 7.5 INDEMNITY. Tenant will indemnify and hold Landlord, Project Manager and their respective officers, directors, employees and agents harmless from, and reimburse Landlord for and with respect to, all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, attorneys' fees and court costs (each a "Claim") which are suffered by, recovered from or asserted against Landlord, employees, agents or contractors and arise from or in connection with (i) Tenant's use or occupancy of the Premises, (ii) any accident, injury or damage occurring in or at the Premises or (iii) any breach by Tenant of any representation or covenant in this Lease; provided, however, such indemnification of Landlord by Tenant shall not include any Claim waived by Landlord under Section 7.4 above, or any Claim to the extent caused by the negligence, gross negligence or willful misconduct of Landlord.

ARTICLE 8
CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Building or Project or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Building or Project, as applicable, shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or a material portion of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a material portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Building or Project which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rentshall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be , required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

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SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

ARTICLE 9
LIENS

Tenant shall keep the Premises, Building and the Project free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and Tenant shall indemnify and hold harmless Landlord from and against, and reimburse Landlord for and with respect to, any and all claims, causes of action, damages, expenses (including reasonable attorneys' fees and court costs), arising from or in connection with any such liens. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Building, Project or the Premises.

ARTICLE 10
TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership

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ARTICLE 11
SUBLETTING AND ASSIGNING

or corporation or any combination thereof, other than Tenant (each a “Transfer”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, so long as Tenant is not then in default hereunder, Tenant shall have the right, without the consent or approval of Landlord (but after notice to Landlord) to assign, sublease or otherwise transfer its interest in this Lease (a) to any corporation, joint venture, partnership or other entity which is a successor to Tenant resulting from a merger or consolidation, (b) to a purchaser of all or substantially all of Tenant’s stocks and/or assets as a going concern, or (c) to a corporation, joint venture, partnership or other entity which shall directly or indirectly control, be under the control of, or be under common control with, Tenant (collectively, “Permitted Transferee”).  Notwithstanding the foregoing, such Permitted Transferee must have a net worth equal to or greater than Tenant’s net worth at the execution of this Lease.  For purposes hereof, “control” shall be deemed to mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation.  Tenant must (a) notify Landlord in writing of the name of the proposed assignee within fifteen (15) days of actual assignment or sublease with such Permitted Transferee agreeing to be bound by the terms and conditions set forth herein and shall fully assume all of the obligations and liabilities imposed upon Tenant hereunder, and (b) upon Landlord’s request, Tenant and the Permitted Transferee shall execute such documents as reasonably requested by Landlord to evidence such assignment or sublease. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder. Without limiting Landlord's consent rights and as a condition to obtaining Landlord's consent, (i) each assignee must assume all obligations under this Lease and (ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease. In addition, each assignee and sublessee shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts (as amended), including, but not limited to, obligations arising out of or associated with such assignee's or subtenant's use of or activities or business operations conducted within the Premises. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof, whether or not Landlord's consent is required in connection therewith. Any assignment made by Tenant shall be in recordable form and shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within five (5) days of receipt of an invoice from Landlord. In addition, Tenant will pay to Landlord an administrative overhead fee of $500.00 in consideration for Landlord's review of any requested assignment or sublease.

SECTION 11.2 LANDLORD'S RIGHTS.

11.201	Landlord's Termination and Consent Rights.

(a)
If Tenant desires to sublease any portion of the Premises or assign this Lease, except to a Permitted Transferee, Tenant shall submit to Landlord (a) in writing the name of the proposed subtenant or assignee, the nature of the proposed subtenant's or assignee's business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease (if the proposed sublease space is less than all of the Premises, such portion is herein referred to as the “Proposed Sublease Space”), (b) a certified statement of all economic considerations being given or received with respect to the transaction, (c) the specific business plan of the proposed assignee or subtenant which shall include but not be limited to, a detailed written description of the proposed operation and sales projections of

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the business to be conducted in the Premises, (d) a current balance sheet and income statement for such proposed subtenant or assignee, (e) a copy of the proposed form of sublease or assignment, and (f) such other information as Landlord may reasonably request (collectively, the “Required Information”).

(b)
Landlord shall, within fifteen (15) days after Landlord's receipt of the Required Information deliver to Tenant a written notice (each such notice, a "Landlord Response") in which Landlord either (i) terminates this Lease, if Tenant desires to sublease all of the Premises or assign this Lease, (ii) terminates this Lease only as to the Proposed Sublease Space, if the Proposed Sublease Space is less than the entire Premises, (iii) consents to the proposed sublease or assignment, or (iv) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld so long as Landlord does not elect to terminate this Lease under subparts (i) or (ii) above and so long as Landlord has received all Required Information. Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment if the refusal is based on (i) Landlord's determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space of the Building, (ii) the fact that such sublease or assignment is not in form and of substance reasonably satisfactory to Landlord, (iii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use under Item 11 of the Basic Lease Provisions or Section 4.1 of the Supplemental Lease Provisions, (iv) the proposed subtenant or assignee is a governmental entity or a medical office, (v) the proposed subtenant's or assignee's primary business is prohibited by any non-compete clause then affecting the Building, (vi) the proposed subtenant or assignee is a tenant of the Building or Landlord is negotiating with the proposed subtenant or assignee to become a tenant of the Building, (vii) the population density of the proposed subtenant or assignee within the Premises will exceed the general population density of other tenants in the Building, (viii) the character of the business to be conducted within the Premises by the proposed subtenant or assignee is likely to substantially increase the expenses or costs or providing Building services, or the burden on parking, existing janitorial services or elevators in the Building, (ix) the sublease or assignment would cause Landlord to breach any recorded covenants or contractual obligations to which the Building, Project or Landlord is subject or (x) such sublessee or assignee has a net worth less than that of Tenant at the time Tenant submits the Required Information.

(c)
If Landlord does not timely exercise its termination right with respect to the proposed sublease or assignment within the required fifteen (15) day period, then Landlord shall be deemed to have waived its right to terminate this Lease with respect to the applicable assignment or sublease, but Landlord shall have the right to consent or withhold its consent to the applicable proposed assignment or sublease, by delivering written notice thereof to Tenant within such fifteen (15) day period. If Landlord does not exercise its right to consent or withhold its consent in respect of a proposed assignment or sublease within the required fifteen (15) day period, then Landlord shall be deemed to have withheld its consent to the proposed assignment or sublease.

11.202
Effect of Termination. If Landlord timely exercises its option to terminate this Lease as to the entire Premises as provided in subsection 11.201, then this Lease shall terminate on a date specified by Landlord in the Landlord Response (the "Specified Termination Date"), which Specified Termination Date shall not be sooner than 30 days after the date of Landlord's

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Response, nor later than 90 days after the date of Landlord's Response, and the Basic Rent shall be paid and apportioned to the Specified Termination Date. If Landlord timely exercises its option to terminate this Lease as to only the Proposed Sublease Space, then (i) this Lease shall end and expire with respect to the Proposed Sublease Space on the applicable Specified Termination Date, (ii) from and after the applicable Specified Termination Date, the Basic Rent shall be reduced by the amount of Basic Rent that was being paid in respect of the Proposed Sublease Space as of the applicable Specified Termination Date, and (iii) if the Proposed Sublease Space adjoins another portion of the Premises, Tenant shall, at Tenant's sole cost and expense, construct and finish such demising walls as are necessary to physically separate the Premises from the Proposed Sublease Space, and (v) if the Proposed Sublease Space is part of a floor which is fully included in the Premises, then Landlord shall have the right, at Tenant's sole cost and expense, (a) to construct and finish in accordance with Building standards or to cause Tenant to construct and finish in accordance with Building standards such demising walls as are necessary (x) to construct a public corridor so as to convert the floor to a multi-tenant floor and (y) to convert the restrooms on such floor (including access thereto) to restrooms which will serve the entire floor, as opposed to only the Premises, and (b) to make such revisions, if any, are necessary, to properly light, heat, cool and ventilate the public corridor and public restrooms. The alterations performed by Tenant pursuant to this paragraph shall be deemed Installations and therefore subject to the provisions of subsection 6.303.

SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, then, after Tenant has collected such rentals or other income such that Tenant has fully recovered any expenses incurred by Tenant when assigning or subleasing the Premises (including, without limitation, brokerage fees, attorneys' fees and any tenant improvement or other improvement expenses), such excess rentals (the "Excess Sublease Rentals") shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease. Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or Tenant's right to possession of the Premises is terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.3, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease, in which event all rentals payable under such lease after the termination of this Lease or Tenant's right to possession of the Premises shall be deemed the property of Landlord.

SECTION 11.4 ASSIGNMENT AND BANKRUPTCY.

11.401	Assignments after Bankruptcy. If, pursuant to applicable bankruptcy law (as hereinafter defined in Section 13.104), Tenant (or its successor in interest hereunder) is permitted to assign this

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Lease in disregard of the restrictions contained in this Article 11 (or if this Lease shall be assumed by a trustee for such person), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee, including (i) the source of payment of Basic Annual Rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's Basic Annual Rent and other Rent then reserved hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with the generally accepted accounting principles, equal to at least ten (10) times the aggregate of the Basic Annual Rent reserved hereunder); and (ii) that the use of the Premises shall be in accordance with the requirements of Article 4 hereof and, further, shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under applicable bankruptcy law, then this Lease shall be deemed rejected, Tenant or any other person in possession shall immediately vacate the Premises, and Landlord shall be entitled to retain any Basic Annual Rent and any other Rent, together with any security deposit previously received from the Tenant, and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.

11.402
Bankruptcy of Assignee. If Tenant assigns this Lease to any party and such party or its successors or representatives causes termination or rejection of this Lease pursuant to applicable bankruptcy law, then, notwithstanding any such termination or rejection, Tenant (i) shall remain fully liable for the performance of all covenants, agreements, terms, provisions and conditions contained in this Lease, as though the assignment never occurred and (ii) shall, without in any way limiting the foregoing, in writing ratify the terms of this Lease, as same existed immediately prior to the termination or rejection.

ARTICLE 12
TRANSFERS BY LANDLORD, SUBORDINATION AND
TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE BUILDING. In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee, and a written confirmation of same is delivered to Tenant.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. Provided Landlord has provided Tenant with a reasonably acceptable subordination, non-disturbance and attornment agreement executed by Lender, this Lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Building, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or

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deed of trust placed on the Building after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2.

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Project, which statements may include but shall not be limited to the following: this Lease is in full force and effect with rent paid through a specified date; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

ARTICLE 13
DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease. 13.101 Failure to Pay Rent. With respect to the first two payments of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make either such payment to Landlord within three (3) business days after Tenant receives written notice specifying that the payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102	Failure to Perform. Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or

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performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

13.103
Continual Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104
Bankruptcy. Insolvency. Etc. Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor", whether one (1) or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant's or Guarantor's capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105	Abandonment. The abandonment of the Premises by Tenant, without payment of Rent.

13.106
Loss of Right to do Business. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable.

13.107
Dissolution or Liquidation. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable. With respect to the defaults described in subsections 13.103 through 13.108, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201
Termination of the Lease. Upon the occurrence of a material default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages)

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(a)
accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

(b)
the present value of the Rent (discounted at a rate of interest equal to eight percent [8%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the present value of the reasonable fair market rental value of the Premises for such balance of the Lease Term discounted at the Discount Rate;

(c)	plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202
Repossession and Re-Entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, taking into account the factors described in subsection 13.206. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefore from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203
Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefore, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to

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reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD (GROSS NEGLIGENCE EXCEPTED) OR OTHERWISE.

13.204
Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205
Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

13.206
Mitigation of Damages. With respect to the provisions of the laws of the State of Texas or of this Lease which require that Landlord use reasonable efforts to relet the Premises, it is understood and agreed that the following shall apply in determining whether such efforts by Landlord to relet are reasonable:

(a)	Landlord may elect to lease other comparable, available space in the Building, if any, before reletting the Premises;

(b)	Landlord may elect to consent to the assignment or sublease by an existing tenant of the Building before reletting the Premises;

(c)	Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant;

(d)	Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates;

(e)
Landlord may decline to relet the Premises to a prospective tenant if the nature of such prospective tenant's business is not consistent with the tenant mix of the Building or with any other tenant leases containing provisions against the Landlord leasing space in the Building for certain uses;

(f)	Landlord may decline to relet the Premises to a prospective tenant, the nature of whose business may have an adverse impact upon the manner in which the Building is operated or

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with the high reputation of the Building even though in each of said circumstances such prospective tenant may have a good credit rating;

(g)
Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate the same financial capacity that Landlord would require as a condition to leasing other space in the Building to the prospective tenant; and

(h)
Listing the Premises with a broker in a manner consistent with subsections (a) through (g) above shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Project and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice (provided Landlord has provided Tenant with notice requirements for said mortgagee) or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4 LANDLORD'S LIABILITY.

13.401
Tenant's Rights in Respect of Landlord Default. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 7.1 and 8.2 above. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided.

13.402
Certain Limitations on Landlord's Liability. Unless caused by Landlord's (or its employees or agents) negligence or willful misconduct, and without limiting the provisions of Section 7.4, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or

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arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Project by reason of theft or burglary.

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

SECTION 13.6 LANDLORD'S LIEN. Tenant grants to Landlord an express contract lien on and security interest in and to all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of whatever nature owned by Tenant attached or affixed to or used in and about the Premises on the date of this Lease or at any time after the date of this Lease or otherwise located in the Premises and all renewals or replacements or substitutions for any of the foregoing, all building materials and equipment now or hereafter delivered to the Premises and intended to be installed in the Premises and all security deposits and advance rentals under lease agreements on the date of this Lease or at any time after the date of this Lease covering or affecting the Premises and held by or for the benefit of Tenant and all proceeds of the foregoing (including by way of illustration, but not limitation, proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property). On the date this Lease is executed, Tenant shall execute and deliver to Landlord two multiple originals of a financing statement in form sufficient to perfect the security interest granted hereunder. A carbon, photographic or other reproduction of this Lease is sufficient and may be filed as a financing statement. Landlord shall have all the rights and remedies of a secured party under the Texas Business and Commerce Code and this lien and security interest may be foreclosed by process of law. The requirement of reasonable notice prior to any sale under Article 9 of the Texas Business and Commerce Code shall be met if such notice is given in the manner prescribed herein at least ten (10) days before the day of sale. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised for ten (10) consecutive days prior to the date of sale in a daily newspaper published in the county in Texas where the Building is located.

ARTICLE 14
NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 14 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in  writing by the applicable party and sent in accordance herewith. Notice

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also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 14 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

ARTICLE 15
MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2  SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

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SECTION 15.4 APPLICABLE LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

SECTION 15.5 COMMON AREAS. "Common Areas" will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building or the Project, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas (other than corridors and restroom facilities in Premises located on full floors) not specifically shown on Exhibit A as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 10 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the broker (but only the broker) named in Item 10 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

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SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) ten percent (10%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said' Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section 15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord's expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Project (including, without limitation, the condition, use or suitability of the Premises, the Building or the Project), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

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SECTION 15.17 PARKING. The parking areas of the Building shall be designated for automobile parking on a non-exclusive basis for all Building tenants (including Tenant) and their respective employees, customers, invitees and visitors. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.

SECTION 15.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding. Tenant shall also reimburse Landlord on demand for any attorneys' fees incurred by Landlord in connection with enforcement of this Lease against Tenant.

SECTION 15.19 FINANCIAL STATEMENTS. Intentionally deleted.

SECTION 15.20 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Building or Project or lands adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the owner of any other building in the Project or is an adjacent land owner).

SECTION 15.21 INTENTIONALLY DELETED.

SECTION 15.22 INTENTIONALLY DELETED.

SECTION 15.23 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive for a period of one (1) year following the expiration or termination of this Lease.

SECTION 15.24 DISCLAIMER OF WARRANTIES. LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE. SUBJECT TO ANY "PUNCH LIST" ITEMS IDENTIFIED BY TENANT DURING ITS FIRST 30 DAYS OF POSSESSION OF THE PREMISES, THE TAKING POSSESSION OF THE PREMISES BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT: (I) ACCEPTS THE PREMISES AS SUITABLE FOR THE PURPOSES FOR WHICH THEY WERE LEASED, (II) ACCEPTS THE BUILDING AND EVERY PART AND APPURTENANCE THEREOF "AS IS" AND AS BEING IN GOOD AND SATISFACTORY CONDITION; AND (III) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF ANY PUNCH LIST ITEMS AGREED TO BY LANDLORD AND TENANT. TENANT ACKNOWLEDGES THE DISCLAIMER BY LANDLORD SET FORTH HEREIN AND WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY.

SECTION 15.25 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

LANDLORD:

600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP,
a Maryland limited partnership

By:	600 Parker Square General Partner Holdings, LLC, a Maryland limited liability company, its sole General Partner

By:
U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor by merger to LaSalle Bank National Association, as Trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-07 (the “Trust”), its sole Manager/Member

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer to the Trust

By:	/s/ Marilyn Lucas Name: Marilyn Lucas Title: Vice President

TENANT:

MIEKA CORPORATION,
a Delaware corporation

By:         /s/ Daro Blankenship
Name:    Daro Blankenship
Title:      Managing Director

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[HANDWRITTEN NOTE ADDED ON DIAGRAM:] Redo with proper dimensions noted

EXHIBIT A

BUILDING FLOOR PLAN

This Exhibit is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP and MIEKA CORPORATION (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree that the attached Building Floor Plan is the Building Floor Plan for the Premises:

Parker Square - Flower Mound, Texas
600 Parker Square Suite 250
7,804 sf rentable

SCALE
0 1' 3' 6' 11' 21'
NORTH

KEY PLAN - 2nd FLOOR

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[HANDWRITTEN NOTE ADDED ON DIAGRAM:] Need to be able to see new CDs

SERVER
22'-11" X 4'-6"
OPEN
17'-0" X 12'-1"
SUPPLY
9'-4" X 12'-2"
COPY
6'-2" X 10'-2"
CFO
17'-0" X 16'-1"
BOARDROOM
14'-4" X 22'-9"
VP ACCT.
17'-0" X 14'-4"
LEGEND
NEW WALL
EXISTING WALL
RECEPTION
22'-0" X 11'-2"
ASSEMBLY
6'-2" X 5'-11"
LOCKED
STORAGE
10'-10" X 9'-1"
RESTRM.
6'-4" X
7'-3"
OPEN AREA
697 SF
PARTNER
OFFICE
913 SF
LOCKED
STORAGE
15'-0" X 18'-4"
BREAK
9'-9" X 18'-4"
FILE / MAIL
13'-6" X 18'-4"
OPEN AREA
10'-1" X 39'-0"
STEVE
9'-1" X
14'-6"
BOB
12'-6" X
16'-4"
MKTG.
9'-6" X
14'-6"
NICK
21'-1" X 14'-6"
0
5'
10'
20'

CUSHMAN & WAKEFIELD®
Global Real Estate Solutions℠
2101 Cedar Springs Rd., Suite 900
Dallas, TX 75201
972.663.0000

MIEKA
SUITE 250
Final
8-4-11

600 PARKER SQUARE
FLOWER MOUND, TEXAS

scale: nts	rsf: 7,664	proj. no: PKSQ0001	
date: 06.16.11	sheet no: S3.05		

go studio
208 north market street
suite 420
dallas, texas 75202
214.420.6646

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EXHIBIT B

LAND LEGAL DESCRIPTION

This Exhibit is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP and MIEKA CORPORATION (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree that the following legal description is the legal description of the Land:

BEING a tract of land situated in the ROBERT W. GIBSON SURVEY ABSTRACT NO. 458, Town of Flower Mound, Denton County, Texas, being part of the original 34.638 acre tract conveyed to Lee R. Kilgore by A. C. Aritt recorded in Volume 163, Page 156, Deed Records, Denton County, Texas, and being part of a 20.106 acre tract conveyed to Timbercreek Garden Homes Incorporated by First National Bank, Dallas, Texas, Section of HUD, recorded in Volume 1053, Page 436, Deed Records, Denton County, Texas, and being more particularly described as follows:

BEGINNING at a point for a corner at the Northwest corner of said survey, same being the Northwest corner of said 34.638 acre tract and the Southwest corner of an 18.928 acre tract found in Cabinet D, Page 373 of the Denton County Plat Records from said point a found fence corner bearing North 26 degrees 40 minutes 38 seconds West a distance of 0.97 feet;

THENCE South 89 degrees 12 minutes 45 seconds East along the common line of said 24.556 acres and said 18.928 acre tract, 500.97 feet (adjoiner call South 89 degrees 47 minutes 58 seconds East a distance of 502.09 feet) to a ½ inch IRS for a corner;

THENCE North 83 degrees 22 minutes 40 seconds East along the common line of said 24.556 acres and said 18.928 acre tract, a distance of 644.99 feet (adjoiner call North 82 degrees 37 minutes 12 seconds East a distance of 643.86 feet) to a point for a corner; said point being the most Northerly corner of said 24.556 acre tract and the Southeast corner of said 18.928 acre tract and a point in the West line of a 56.9 acre tract found in Cabinet A, Page 163 of the Denton County Plat Records, (said point referenced by a Y, inch IRS at South 35 degrees 10 minutes 15 seconds West 50.00 feet);

THENCE South 51 degrees 46 minutes 20 seconds East a distance of 84.02 feet, (adjoiner call South 10 degrees 36 minutes 56 seconds East a distance of 61.69 feet; thence South 89 degrees 15 minutes 50 seconds East a distance of 60.0 feet) to a point for a corner; said corner being the most Easterly Northeast corner of said 24.556 acre tract and a point in the West line of said 56.9 acre tract, (said point referenced by a1/2  inch IRS at South 38 degrees 17 minutes 20 seconds West 50.0 feet);

THENCE South 14 degrees 10 minutes 50 seconds East a distance of 276.15 feet (adjoiner call South 13 degrees 50 minutes 50 seconds East a distance of 187.40 feet; thence South 07 degrees 16 minutes 50 seconds East a distance of 100.99 feet) to a found 5/8 inch iron rod in the North Right-of-Way line of F.M. 1171, said point being the Southeast comer of said 24.556 acre tract and also being in the West line of the 56.9 acre tract;

THENCE South 45 degrees 08 minutes 39 seconds West, along the North Right-of-Way line of F.M. 1171 a distance of 481.51 feet to a set 5/8 inch iron rod found for a corner;

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THENCE South 50 degrees 23 minutes 40 seconds West, along said North Right-of-Way line, a distance of 1215.53 feet to a 5/8 inch iron rod found for a corner; said corner being the Southwest corner of said 24.556 acre tract and the Southeast comer of a tract found in Cabinet K, Pages 33 and 34 of the Denton County Plat Records;

THENCE North 00 degrees 00 minutes 00 seconds West along the common line of said 24.556 acre tract and said tract found in Cabinet K, Pages 33 and 34, passing a 3/8 inch iron rod found at a distance of 32.80 feet and passing a ½ inch iron rod found at a distance of 1301.27 feet and continuing in all a distance of 1364.20 feet to the POINT OF BEGINNING and CONTAINING 24.556 acres of land, more or less.

SAVE AND EXCEPT THEREFROM, a triangular portion of the subject property situated in the Northeast comer of the hereinabove described tract, which triangular portion is platted within the Map recorded in Cabinet A, Page 163, Plat Records, Denton County, Texas, as shown on that survey prepared by Sephr Parnian, R.P.L.S. #3466, dated March 29, 1996.

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EXHIBIT C

WORK LETTER
PLANS TO BE APPROVED/FINISH ALLOWANCE

This Exhibit is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP and MIEKA CORPORATION (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

Landlord shall make certain improvements to the Premises (collectively, the “Landlord Work”) in accordance with a mutually agreeable space plan drawn by Go Studio, dated [HANDWRITTEN INTERLINEATION:] Nov 18, 2011, as revised on Dec 1, 2011 ~~October 18, 2011~~, [INITIALED] (the “Plans”) and are attached and a part of this Lease.  Landlord shall perform the Landlord Work on a turnkey basis in accordance with the Plans and applicable law:

(a)
Any delay caused by Tenant’s failure to attend any meeting with Landlord, its architect or other design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of the Plans, or in connection with the performance of the Landlord Work shall be charged to Tenant.

(b)	Any delay resulting from a failure by Tenant to approve or reasonably reject the Plans within three (3) business days of submission thereof shall be charged to Tenant.

(c)
In the event Tenant requests specific products to be used in completion of the Landlord Work, any delay in Tenant’s review of shop drawings, samples or models, or which results from Tenant’s unreasonable later rejection of the specified products, shall be charged to Tenant, and if Tenant specifies particular suppliers of any material, any delay which results from a failure by such supplier to comply with delivery schedules necessary to maintain the normal progression of the work shall be charged to Tenant.

(d)
Any delay which results from unavailability or delay in the delivery of any special equipment, including, but not limited to, computer systems, special communications equipment, or other equipment not associated with normal office uses, shall be charged to Tenant.

(e)	Any delay which results from Tenant’s requests for changes in the components of the Landlord Work.

In the event Tenant desires additional construction work to be performed in the Premises (the “Tenant Improvements”), such additional work shall be at Tenant's sole cost and expense.

Landlord shall select the architect, engineers, consultants, contractors and subcontractors for the above Landlord Work.  Landlord will coordinate the architectural design and construction drawings, all of which shall be subject to Landlord’s final approval.  The terms "Substantial Completion" and "Substantially Complete", as applicable, shall mean when the Landlord Work is sufficiently completed in accordance with the Plans so that Tenant may reasonably use the Premises for the Permitted Use (as

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described in Item 11 of the Basic Lease Provisions) and the Town of Flower Mound has issued a certificate of occupancy for the Premises.

Landlord shall reimburse Tenant for a portion of its relocation costs and costs of installation of the Tenant Improvements in the amount of $10,000.00 (the “Allowance”).  Landlord shall make payment of the Allowance within thirty (30) days following the later of Tenant opening for business in the Premises and Tenant’s delivery to Landlord of: (a) lien waivers from any contractor or subcontractor who has constructed any portion of the Tenant Improvements or any materialman who has supplied materials used or incorporated into any portion of the Tenant Improvements; and (b) an executed Acceptance of Premises Memorandum in the form attached to the Lease as Exhibit D.

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EXHIBIT D

ACCEPTANCE OF PREMISES MEMORANDUM

This Exhibit is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP and MIEKA CORPORATION (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable.

___________, 2012

________________
________________
________________

RE:           Lease Agreement (the “Lease”) dated __________________, 2012 between 600 Parker Square Holdings Limited Partnership (“Landlord”) and Mieka Corporation (“Tenant”).  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Sir,

Landlord and Tenant agree as follows:

1.   Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease.  Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant; Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements.  Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.   Commencement Date.  The Commencement Date of the Lease is _________________.

3.   Expiration Date.  The Term is scheduled to expire on the last day of the ________________ full calendar month of the Term, which date is ______________________.

4.   Contact Person.  Tenant’s contact person in the Premises is:

____________________________________
____________________________________
____________________________________
Attention:____________________________
Telephone:___________________________
Telecopy:____________________________

5.   Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail.  This letter shall be governed by the laws of the state in which the Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely, 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership

By:	600 Parker Square General Partner Holdings, LLC, a Maryland limited liability company, its sole General Partner

By:	U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor by merger to LaSalle Bank National Association, as Trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-07 (the “Trust”), its sole Manager/Member

By:	CW Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer to the Trust

By:
Marilyn Lucas, Vice President

Agreed and accepted:

MIEKA CORPORATION,
a Delaware corporation

By:_______________________________
Name:_____________________________
Title:______________________________

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EXHIBIT E

PARKING AGREEMENT
NON-RESERVED PARKING SPACES

This Exhibit is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP and MIEKA CORPORATION (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

1.
Parking Spaces. So long as the Lease remains in effect and Tenant leases 7,804 square feet of Agreed Rentable Area, Tenant or persons designated by Tenant shall have the right to use one (1) reserved parking space designated by Landlord adjacent to the Building and on an unreserved and non-exclusive basis up to twenty-eight [HANDWRITTEN INTERLINEATION:] 30 ~~(28)~~ [INITIALED] parking spaces in the surface parking lot adjacent to the Building which is designated for use by the tenants of the Building during the term of this Lease.

2.	Parking Rental. There shall be no rent payable for such parking spaces during the initial term of the Lease.

3.	Lost Parking Stickers. Intentionally deleted.

4.
Validation. Tenant may validate visitor parking, by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord expressly reserves the right to redesignate parking areas and to modify the parking area for other uses or to any extent.

5.	Parking Stickers. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable.

6.
Damage to or Condemnation of the Parking Lot. If Landlord fails or is unable to provide any parking space to Tenant because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

7.
Rules and Regulations. A condition of any parking shall be compliance by the parker with the following rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for parking as it deems necessary.

(a)	Cars must be parked entirely within the lines painted on the surface and, if applicable, only in such parking spaces designated for occupants of the Building.
(b)	All directional signs and arrows must be observed.

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(c) (d)
The speed limit shall be five (5) miles per hour.
Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking". Parking in handicap parking spaces shall be by permit only.

(e)	Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.
(f)	Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

8.
Default. Landlord may refuse to permit any person who violates the rules to park in the surface parking lot and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.

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EXHIBIT F

RULES AND REGULATIONS

This Exhibit is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP and MIEKA CORPORATION (the "Lease"). Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

1.
Tenant shall not use the Premises or the Building to sell any items or services at retail price or cost without written approval of Landlord. The sale of services for stenography, typewriting, blueprinting, duplicating, and similar business shall not be conducted from or within the Premises or Building for the service or accommodation of occupants of the Building without prior written consent of the Landlord. Tenant shall not conduct any auction on the Premises. Tenant shall not store goods, wares or merchandise on the Premises, except for Tenant's own personal use.

2.
Sidewalks, halls, doorways, vestibules, passageways, stairwells and other similar areas shall not be obstructed or used by Tenant for a purpose other than ingress and egress to and from the Premises and Building.

3.	Flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building without prior written consent of Landlord.

4.
Movement into or out of the Building of freight, furniture, office equipment or other material for dispatch or receipt by Tenant which requires movement through public corridors or lobbies or entrances to the Building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved by Landlord for such purposes from time to time. Only licensed commercial movers shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards.

5.	Requests by Tenant for building services, maintenance or repair shall be made in writing to the office of the Property Manager.

6.
Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of tenancy.

7.
Tenant shall give prompt notice to the office of the Property Manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which will cause' injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by Tenant, its agents, employees or invitees, and damages resulting to such fixture or appliances from misuse by Tenant or Tenant's agents, employees or invitees shall be paid by Tenant, and Landlord shall not in any case be liable therefore.

8.	No food shall be prepared in or distributed from Tenant's office without prior written approval of the Property Manager. Vending machines or dispensing machines of any kind will not be placed in

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the Premises by Tenant unless prior written approval has been obtained from Landlord. Tenant may have a coffee maker and a microwave for use in their space for Tenant's employees, visitors or invitees.

9.
Landlord shall have the power to prescribe the weight and position of safes, filing cabinets, or other heavy equipment which may overstress any portion of a floor. Any damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of Tenant. Tenant shall notify the Property Manager when safes or other heaving equipment are taken in or out of the Building, and the moving shall be done under the supervision of the Property Manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

10.	Tenant shall cooperate with Building employees in keeping the Premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

11.
Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant at Tenant's expense.

12.
No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on, about or from any part of the Premises or the Building without the prior written consent of the Landlord.

13.
Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building, nor shall Tenant permit the operation of any machinery or equipment in the Premises that could in any way annoy any other tenant in the Building, nor shall Tenant otherwise interfere in any way with other tenants or persons having business with them.

14.	Corridor doors, when not in use, shall be kept closed.

15.	No portion of the Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.

16.	Tenant shall place solid pads under all rolling chairs.

17.	Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

18.	Unless otherwise expressly permitted under the Lease, animals or birds shall not be kept in or about the Premises or the Building.

19.	Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

20.
Landlord reserves the right to rescind any of these rules and regulations and to make such other further rules and regulation as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good

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order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

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RIDER #1

RENEWAL OPTION

This Rider is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP, Landlord, and MIEKA CORPORATION, Tenant (the “Lease”).  Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

A.
If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below): (i) Tenant is not in default under this Lease past applicable notice and cure periods; (ii) Tenant then occupies and the Premises then consist of at least all the original Premises; and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (1) additional term of five (5) years (the “Renewal Term”) upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal after the renewal option and (y) the rental for the Renewal Term shall be the “Renewal Rental Rate”. The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for premises of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the Building and leased for a renewal term approximately equal to the Renewal Term. The Renewal Rental Rate will take into consideration, and Tenant shall be entitled to, the tenant inducements offered in the renewal transactions considered by Landlord in determining the Renewal Rental Rate.

B.
If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least six (6) months but no more than twelve (12) months prior to the expiration of the initial Term.  Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate.  If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider.  If (i) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or (ii) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the last day of the initial Term and Landlord shall have no further obligations or liability hereunder accruing after such expiration.

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RIDER #2

TIME WARNER CONTRACT

This Rider is attached to and a part of that certain Lease Agreement executed by and between 600 PARKER SQUARE HOLDINGS LIMITED PARTNERSHIP, Landlord, and MIEKA CORPORATION, Tenant (the “Lease”).  Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree as follows:

Landlord has executed an agreement with Time Warner Cable (“Time Warner”) to allow Time Warner access to the Project for the provision of telecommunication services to the Building, and Tenant has executed a contract with Time Warner for the provision of telecommunication services to the Premises (the “Time Warner Contract”).  If Time Warner has not provided telecommunication services to the Premises on or before 90 days after the Effective Date of the Lease, then Tenant shall provide written notice to Landlord informing Landlord of Time Warner’s failure.  Landlord shall have an additional thirty (30) days after receipt of such written notice to encourage Time Warner to promptly provide telecommunication services to the Premises.  If Time Warner has not provided telecommunication services to the Premises prior to the end of such 30-day period, then Tenant may terminate the Lease by providing written notice to Landlord at any time prior to the provision of telecommunication services to the Premises by Time Warner.  In the event Tenant terminates the Lease as provided above, Landlord shall return the Security Deposit and Advance Rent to Tenant, and neither party shall have any further obligations under the Lease.

So long as the Lease is not terminated as provided above, Landlord agrees to commence the completion of Landlord Work promptly after commencement of Time Warner’s construction work under the Time Warner Contract.

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